



                                  Schedule of Terms of
                            Management Stockholder's Agreements
                                          and
                            Non-Qualified Stock Option Agreements
                                      Executed by
                              Walter M. Grant, James J. Hagan
                                    and Laura Hayden


                  Purchase       Shares         Time      Performance
     Name           Date       Purchased       Options      Options
  ----------    -----------   -----------    -----------  ------------

Walter M. Grant    9/30/96        25,000 (1)     28,125       28,125

James J. Hagan     9/30/96        25,000 (1)     33,333.5     33,333.5

Laura Hayden       9/30/96        15,625 (2)     23,437.5     23,437.5

(1) The purchase price for the shares acquired by Mr. Grant and Mr. Hagan was paid in cash.

(2) Ms. Hayden paid one-half of the purchase price for the shares acquired by her in cash and obtained a loan from the Company in an amount equal to the balance of the purchase price. The loan is secured by all of the shares purchased by Ms. Hayden.